Exhibit 99.1

Press Release	Source: NWH, Inc.

NWH Announces Second Quarter Results and Continued Substantial Growth from ENS in Fiscal 2005

Wednesday, June 15, 2005, 9:00 A.M. ET

New York, NY, June 15, 2005 /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR - News), the parent company of Electronic Network Systems, Inc. (“ENS”), today reported financial results for its fiscal second quarter ended April 30, 2005. NWH owns and operates ENS (www.enshealth.com), a payer services organization that connects healthcare payers and providers using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. The Company focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas.

NWH’s net revenues for the second quarter of fiscal 2005 were $4.77 million, compared to $4.37 million in the second quarter of fiscal 2004. NWH’s reported net income for the second quarter of fiscal 2005 was $127,065 (including $168,473 of Other Income with no gain on securities transactions), or $.04 per share basic and diluted, as compared to net income of $529,560 (including $851,568 of Other Income, of which $738,015 was gain on transactions relating to BellSouth stock), or $.18 basic and diluted per share, in the second quarter of fiscal 2004.  Shares used for computing basic earnings per share were 2,923,631 and 2,924,631, and fully diluted earnings per share were 2,926,954 and 2,924,657, for the fiscal quarters ended April 30, 2005 and 2004, respectively.

Net revenue for the six months ended April 30, 2005 was $9.42 million, as compared to net revenue of $8.56 million for the six months ended April 30, 2004. NWH’s net income for the six months ended April 30, 2005 was $311,462 (including $284,456 of Other Income with no gain on securities transactions), or $0.11 per share basic and diluted, compared to a net income of $413,074 (including $793,950 of Other Income, of which $558,458 was gain on transactions relating to BellSouth stock), or $0.14 per share basic and diluted, in fiscal 2004.  Shares used for computing basic earnings per share were 2,924,139 and 2,924,631, and fully diluted earnings per share were 2,927,624 and 2,924,657, for the six month periods ended April 30, 2005 and 2004, respectively.

Since we sold all of our BellSouth common stock in fiscal 2004, in fiscal 2005 there was no gain on securities transactions.

NWH continued to post strong results in the second quarter of fiscal 2005, reflecting continued ENS revenue growth which improved profitability.  After giving effect to dividends paid, NWH had a cash and short-term investments position of $23.7 million at the end of April.  Over 54,000 providers are connected to ENS’ e-commerce and Internet services which represents a 47% increase over the prior year.  Through payer arrangements, ENS also currently conducts daily paper to e-commerce claim conversion for another 185,000 healthcare providers.  ENS also experienced a 32.6% increase in contracted billable provider sites over the prior year.  All of ENS’ growth was obtained through internal sales versus acquisition.  As of June 7, 2005, ENS was connected to over 1,200 payers, including commercial healthcare plans, managed care organizations, Blue Cross/Blue Shield plans, Medicare, Medicaid and CHAMPUS.  Nearly 90% of all electronic claims received by ENS are directly submitted to contracted payers.  We are confident that ENS’ results (and consequently NWH’s results) will continue to improve, reflecting the quality of its products and services, throughout the rest of fiscal 2005.

About NWH and ENS

ENS is a payer services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.  ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA.  ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry (a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments.  These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, Pre-adjudication software services (PASStm),  scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding the Company’s financial and business prospects and capital requirements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the limited nature of the Company’s operations and the risk of the Company’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of the Company to sustain, manage or forecast its growth; dependence on significant customers and the potential loss thereof; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in NWH’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005, including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  Certain of these factors are discussed in more detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto.  Given these uncertainties, undue reliance should not be placed on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on June 14, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov . NWH assumes no obligation to update the forward-looking statements included in this press release.

NWH, Inc.

Condensed Consolidated Balance Sheets

	April 30,	October 31,
	2005	2004
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$23,698,860	$12,137,155
Marketable securities	—	14,926,737
Trade and other receivables, net of allowances of $45,000 and $40,000	3,121,294	2,862,921
Prepaid expenses and other current assets	690,424	475,895
Deferred income taxes	138,200	—
Refundable income taxes	230,924	—
Total current assets	27,839,702	30,402,708
Property and equipment, net of accumulated depreciation of $3,279,245 and $3,054,359	785,414	750,474
Internally developed software, net of accumulated amortization of $2,707,379 and $2,195,888	2,310,336	2,313,785
Goodwill	3,762,187	3,762,187
Investments and other assets	1,040,193	1,065,453
Total assets	$35,737,832	$38,294,607

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,602,548	$2,376,072
Current portion of long-term debt	3,856	11,494
Income taxes payable	—	147,035
Dividends payable	1,461,816	1,462,316
Total current liabilities	4,068,212	3,996,917

Note payable	140,000	140,000
Deferred income taxes	691,992	692,792
Total liabilities	4,900,212	4,829,709

Stockholders’ equity
Preferred stock, $.01 par value: 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 20,000,000 shares authorized; 3,342,231 shares issued	33,422	33,422
Additional paid-in capital	23,195,991	23,195,991
Retained earnings	12,714,446	15,327,119
Treasury stock, 418,600 and 417,600 shares, at cost	(5,106,239)	(5,091,634)
Total stockholders’ equity	30,837,620	33,464,898
Total liabilities and stockholders’ equity	$35,737,832	$38,294,607

NWH, Inc.

Condensed Consolidated Statements of Income

	For the Three Months Ended April 30		For the Six Months Ended April 30
	2005	2004	2005	2004

Service Revenue	$4,770,308	$4,373,436	$9,418,088	$8,559,746

Cost of services	2,255,419	2,350,541	4,600,800	4,494,783
Professional fees	253,410	179,002	579,666	397,530
General and administrative	2,139,293	1,768,549	4,197,813	3,655,743
Depreciation and amortization	89,594	76,352	176,803	142,566

Total expenses	4,737,716	4,374,444	9,555,082	8,690,622
Income (loss) from operations	32,592	(1,008)	(136,994)	(130,876)

Other income (expense):
Gain on securities transactions, net	—	738,015	—	558,458
Dividend income	137,551	56,035	137,551	124,571
Interest income	34,015	65,105	153,671	134,920
Interest expense	(3,093)	(7,587)	(6,766)	(23,999)
	168,473	851,568	284,456	793,950
Income before provision (benefit) for income taxes	201,065	850,560	147,462	663,074

Provision (benefit) for income taxes	74,000	321,000	(164,000)	250,000

Net income	$127,065	$529,560	$311,462	$413,074

Net income per common share
Basic	$.04	$.18	$.11	$.14
Diluted	$.04	$.18	$.11	$.14
Weighted average number of common shared outstanding:
Basic	2,923,631	2,924,631	2,924,139	2,924,631
Diluted	2,926,954	2,924,657	2,927,624	2,924,657

NWH, Inc.

Condensed Consolidated Statements of Comprehensive Income

	For the Three Months Ended April 30		For the Six Months Ended April 30
(unaudited)	2005	2004	2005	2004

Net income (loss)	$127,065	$529,560	$311,462	$413,074
Other comprehensive income, net of tax:
Net unrealized holding gain on marketable securities arising during the period, net of income taxes of $ -0- and ($261,000), -0- and $52,457, respectively	—	(505,566)	—	99,237
Reclassification adjustment for losses recognized in net income (loss), net of income tax benefit of $-0-, -0-,-0-, ($169,293), respectively	—	—	—	(507,215)

Other comprehensive loss	—	(505,566)	—	(407,978)

Comprehensive income	$127,065	$23,994	$311,462	$5,096

NWH, Inc.

Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended April 30 ,
(unaudited)	2005	2004

Cash flows from operating activities
Net income	$311,462	$413,074
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	835,432	770,624
Accretion of interest	(61,274)	—
Loss on securities transactions, net	—	(558,458)
Deferred income taxes	(139,000)	(700,000)
Bad debt expense	23,572	—
Changes in assets and liabilities
Trade and other receivables	(281,945)	(445,474)
Refundable income taxes	(190,924)	(45,053)
Prepaid expenses and other current assets	(214,532)	(82,788)
Investments and other assets	(73,795)	(48,718)
Accounts payable and accrued expenses	226,476	(30,162)
Income taxes payable	(147,035)	(970,426)
Net cash provided by (used in) operating activities	288,437	(1,672,740)
Cash flows from investing activities
Acquisition of property and equipment	(259,826)	(202,251)
Increase in internally developed software	(508,042)	(405,479)
Proceeds from sale of marketable securities	14,988,011	4,144,783
Acquisition of written call options	—	(3,585,825)
Proceeds from sale of written call options	—	1,469,400
Net cash provided by investing activities	14,220,143	1,420,628

Cash flows from financing activities
Proceeds of short term debt	—	100,000
Dividends paid	(2,924,632)	(2,924,632)
Principal payments of short-term and long-term debt	(7,638)	(117,664)
Acquisition of treasury stock	(14,605)	—
Principal payments of capital leases	—	(70,946)
Net cash used in financing activities	(2,946,875)	(3,013,242)

Net increase (decrease) in cash and cash equivalents	11,561,705	(3,265,354)
Cash and cash equivalents
Beginning of period	12,137,155	29,309,192
End of period	$23,698,860	$26,043,838